SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549



                             FORM 8-K
                          (Amendment No. 1)

                           CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  October 26, 1994



                 STRUCTURAL DYNAMICS RESEARCH CORPORATION
           (Exact name of registrant as specified in its Charter)



Ohio                    HO-2879         31-0733928
(State or other         (Commission     (I.R.S Employer
jurisdiction of         File Number)   Identification No.)
of incorporation
or organization)



                   2000 Eastman Drive, Milford, Ohio 45150
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code:  (513) 576-2400




INFORMATION TO BE INCLUDED IN AMENDMENT NO. 1 TO THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant

The response of KPMG Peat Marwick LLP ("KPMG") to the statements included under Item 4 of the Registrant's Form 8-K dated October 26, 1994 is attached hereto as Exhibit 16. The Registrant agrees with the facts described by KPMG in its response; however, because the accounting for the transaction in question was resolved to the satisfaction of KPMG prior to any public reporting thereof, the Registrant does not consider the matter described in KPMG's letter to have constituted a "disagreement" as that term is defined in Instruction 4 to Item 304 of Regulation S-K.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Exhibit 16 - Letter Regarding Change in Certifying Accountant


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


STRUCTURAL DYNAMICS RESEARCH CORPORATION
(Registrant)


By: /s/ John A. Mongelluzzo
    John A. Mongelluzzo,
    Vice President, Secretary and General Counsel

Dated:  November 14, 1994
KPMG Peat Marwick LLP


1600 PNC Center      Telephone 513 421 6430   Telefax 513 421 0724
201 East Fifth Street
Cincinnati, OH 45202

Dayton, OH            Telephone 513 224 0339







November 10, 1994


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We previously were principal accountants for Structural Dynamics Research Corporation and, under the date of January 17, 1994, we reported on the consolidated financial statements of Structural Dynamics Research Corporation and subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991. On October 26, 1994, we resigned as principal accountants. We have read Structural Dynamics Research Corporation's statements included under Item 4 of its Form 8-K dated October 26, 1994. We agree with such statements except that we do not agree with Structural Dynamics Research Corporation's statement that there were no disagreements on any matter of accounting principles or practices. On October 7, 1992, in connection with our timely review of the Form 10-Q for the quarter ended September 30, 1992, we informed Structural Dynamics Research Corporation that if it did not reverse revenue that it had recognized during the quarter ended September 30, 1992 relating to a certain transaction with Hewlett Packard that we would inform the audit committee of Structural Dynamics Research Corporation that we believed that that material transaction had been accounted for in a manner that was inconsistent with generally accepted accounting principles. The accounting for that transaction was resolved to our satisfaction.

Very truly yours,




/s/KPMG Peat Marwick LLP